Exhibit 10.15

      Amendment dated as of March 25, 2003 (this "Amendment") to the Employment Agreement made and entered into as of May 3, 1999, between Mikron Infrared, Inc. f/k/a Mikron Instrument Company, Inc., a New Jersey corporation (the "Company"), and Dennis L. Stoneman (the "Executive").

      WHEREAS, the Executive is employed pursuant to the Agreement and serves as the Company's Executive Vice President; and

      WHEREAS, the Employment Period(2) is scheduled to expire on May 16, 2003 and the Company and the Executive desire to extend the Executive's employment for an additional period of two years pursuant to the terms, and subject to the conditions of, the Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the mutual terms and provisions hereinafter set forth, the parties agree as follows:

      1. Amendment of Paragraph 1. The provisions of Paragraph 1 of the Agreement are hereby deemed to have been amended to read, as follows:

            "1. Employment

                  (a) The Company hereby employs the Executive as an executive of the Company (as his duties are more particularly described in paragraph 1(b) hereof) for the period commencing on May 17, 1999 and terminating on May 16, 2005, unless Executive's employment is terminated earlier pursuant to Article 4 of this Agreement (the "Employment Period").

                  (b) During the Employment Period, (i) the Executive shall serve as Executive Vice President, reporting directly to the President, and when directed to do so, to the Board of Directors of the Company (the "Board"); (ii) the Executive shall devote substantially all of his time and efforts to the Company's business for a period of not less than two five day business weeks during each calendar month; (iii) the Board shall nominate the Executive for election to the Board; and (iv) the Executive shall stand for election as a Director of the Company at the annual meetings of shareholders held throughout the term of his service under this Agreement."

          [the balance of this page has been left blank intentionally]

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(2)   Unless otherwise provided, all capitalized terms shall have the meanings attributed thereto in the Agreement.


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      2. Continuation of Effectiveness of the Agreement. The Agreement, as
amended by this Amendment, shall continue in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                        Mikron Infrared, Inc.


                                        By: ____________________________________
                                            Paul A. Kohmescher, Vice President
                                            and CFO


                                        ________________________________________
                                                   Dennis L. Stoneman


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